As filed with the Securities and Exchange Commission on August 6, 2005.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

True Religion Apparel, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State of Incorporation or Organization)	98-0352633 (I.R.S. Employer Identification No.)

1525 Rio Vista Avenue Los Angeles, California (Address of Principal Executive Offices)	90023 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-72802 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
None
(Title of Class)
Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.00001 per share (the “Common Stock”), of True Religion Apparel, Inc. (the “Registrant”) is contained in a Registration Statement on Form SB-2 dated May 4, 2005. The description of the Common Stock contained in the Registration Statement under the heading “Description of Securities” is hereby incorporated by reference into this Form 8-A.
Item 2: Exhibits.
The following exhibits defining the rights of our stockholders are filed herewith or incorporated by reference, as indicated below:

1.	Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, filed November 5, 2001).

2.	Certificate of Forward Stock Split (incorporated by reference from our Form 8-K Current Report, filed June 2, 2003).

3.	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Schedule 14C Information Statement, filed July 28, 2003).

4.	Bylaws, as amended (incorporated by reference from our Form 8-K Current Report, filed May 6, 2005).

5.	Specimen Common Stock Certificate (incorporated by reference from our Form SB-2 Registration Statement, filed November 5, 2001).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 5, 2005	TRUE RELIGION APPAREL, INC.
/s/ CHARLES A. LESSER
	Name:	Charles A. Lesser
	Title:	Chief Financial Officer